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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                            HYBRID TECHNOLOGIES, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                     Nevada                                   88-0490890
         ----------------------------------    ---------------------------------
         (State or other jurisdiction          (IRS Employer Identification No.)
         of incorporation or organization)


                      5001 East Bonanza Road, Suite 138-145
                             Las Vegas, Nevada 89110
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                    (Address of principal executive offices)

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                            Hybrid Technologies, Inc.
                           2005 Restricted Stock Plan
                            (Full title of the plan)

                                   -----------

                                 Holly Roseberry
                      President and Chief Executive Officer
                            Hybrid Technologies, Inc.
                      5001 East Bonanza Road, Suite 138-145
                             Las Vegas, Nevada 89110
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (818) 780-2403
          ------------------------------------------------------------
          (Telephone number, including area code of Agent for Service)

                                   Copies to:
                            Michael J. Morrison, Esq.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                                 (775) 827-6300
                                 --------------

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                         CALCULATION OF REGISTRATION FEE


                                                      Proposed
                                                      Maximum
                                    Proposed          Aggregate
Title of Securities  Amount to Be   Maximum Offering  Offering      Amount of
To Be Registered     Registered     Price Per Share   Price*   Registration Fee
------------------   ------------   ---------------   --------- ---------------
Common Stock,
$.001 Par Value
Per Share            2,000,000 shs  $6.48             $12,960,000   $1,525.39
--------------------------------------------------------------------------------
        (*)Pursuant to Rule 457(h)(1), under the Securities Act of 1933, computed on the basis of the average of the high and low prices of the Common Stock as reported in the over-the-counter market on April 18, 2005
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                                     PART I



              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1: PLAN INFORMATION.

         Not applicable.


ITEM 2: REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not applicable.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 000-33391, are hereby incorporated by reference in this Registration Statement:

         1. Amendment No. 1 to the Company's Annual Report on Form 10-KSB under the Exchange Act, as filed with the Commission on October 4, 2004.

         2. The Company's Registration Statement on Form 8-A12G under the Exchange Act, as filed with the Commission on December 7, 2001, together with Amendment No. 3 to the Company's Registration Statement on Form SB-2, filed with the Commission on October 31, 2001, and the description of common stock set forth therein, including any amendments or reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.


Article XIII of the Company's By-laws provides the following:

The Directors shall cause the Company to indemnify a Director or former Director of the Company and the Directors may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Company or a director of such corporation, including an action brought by the Company or corporation. Each Director of the Company on being elected or appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

The Directors may cause the Company to indemnify an officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Company or corporation. In addition the Company shall indemnify the Secretary or an Assistance Secretary of the Company (if he is not a full time employee of The Company and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Company on the terms of the foregoing indemnity.

                                       2

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The Directors  may cause the Company to purchase and maintain  insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Company or as a director, officer, employee or agent of a corporation of which the Company is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS


Exhibits
--------

3.1 Articles of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form SB-2 filed with the Commission on May 29, 2001.

3.1a Certificate of Amendment to Articles of Incorporation filed October 27,
     2004. (Incorporated by reference to Exhibit 3.1a to the Company's Current Report on Form 8-K, filed with the Commission on November 2, 2004.)
3.1b Form of Restatement of Articles of Incorporation of the Company.
     (Incorporated by reference to Exhibit 3.1a to the Company's Quarterly Report on Form 10-QSB, filed with the Commission on December 15, 2004.)


3.2 By-Laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form SB-2 filed with the Commission on May 29, 2001.

4.3* Hybrid Technologies, Inc. 2005 Restricted Stock Plan.

5.1*Opinion of Michael J. Morrison, Esq., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1* Consent of Mason Russell West, LLC.
---------------------
* Filed herewith.


Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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         (b) The undersigned  registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on April 22, 2005.

              HYBRID TECHNOLOGIES, INC.
              (Registrant)

              By:    /s/ Holly Roseberry
              -------------------------------
              Title: President and CEO, Principal Executive Officer and Director


         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated.


        Signature                 Titles                     Date
        ---------                 ------                     ----


   /s/ Mehboob Charania          Treasurer, Secretary        April 22, 2005
                                 and Director
-------------------------
  Mehboob Charania



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